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                                                                      EXHIBIT 21

                                             State or Other       % Of
                                              Jurisdiction      Securities
                                                In Which         Owned by
Subsidiaries of Registrant (1)                Incorporated      Registrant
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Verson Pressentechnik GmbH..........             Germany          60%        (2)

(1) Unnamed subsidiaries considered in the aggregate do not constitute a significant subsidiary.

(2)   Subsidiary included in consolidated financial statements.

04/06/00